Exhibit 10.16

                                   STOCK PURCHASE AGREEMENT

        This Agreement is made as of this 16th day of January, 2001 by and between Thermo Fibergen Inc., a Delaware corporation having its principal offices at 8 Alfred Circle, Bedford, Massachusetts 01730 (the "Purchaser"), B&F Composites, Inc., a Canadian corporation, having its principal offices at 25 Sheffield Street, Toronto, Ontario, Canada ("BFC"), Mr. David W. Fielding and Mr. Luigi Bagnoli (referred to herein collectively as the "BFC Shareholders"). BFC and the BFC Shareholders are referred to herein collectively as "Seller".

                                    W I T N E S S E T H :

        WHEREAS, the parties are each party to the Thermo Fiber Composites Inc. Shareholders' Agreement by and among the Purchaser, BFC, the BFC Shareholders and Dr. William F. Brown, dated October 13, 1999 (the "Company's Shareholders' Agreement") which provides for the purchase of the Seller's interest in NEXT Fiber Products, Inc. (the "Company") by the Purchaser; and

        WHEREAS, the purpose of this Agreement is to effectuate the purchase of the Seller's interest in the Company by the Purchaser;

        NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:


        1 Sale of Common Stock. Subject to the terms and conditions hereof, the Seller hereby sells to the Purchaser and the Purchaser hereby buys four hundred and ninety shares (490) (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), for the following purchase price:

        1.1 The Purchaser agrees not to collect or hold the Seller liable for $2,053,000 comprising BFC's proportional share of (a) the cost of equipment of the Company currently on order for which BFC is responsible pursuant to Section 2 of the Company's Shareholders' Agreement and (b) the operating losses of the Company from the date of the signing of the Asset and Technology Transfer Agreement by and among the Company, BFC, the BFC Shareholders, and Dr. William
F. Brown, dated October 13, 1999 (as defined therein) (the "Asset and Technology Transfer Agreement") up to and including the Closing Date.



        2      Closing Date; Delivery

        2.1 Closing Date. The closing of the purchase and the sale of the Shares hereunder (the "Closing") shall be held at the offices of White & McDermott, P.C. 65 William Street, Wellesley, Massachusetts 02481 on ____________, 2001 (the "Closing Date") or at such other time and place as shall be mutually agreed upon by the Seller and the Purchaser.

        2.2 Delivery. At the Closing, the Seller shall deliver to Purchaser the certificate registered in the Seller's name representing the Shares, endorsed for transfer to Purchaser.

        3 Representations and Warranties of the Seller. Except as set forth on
Exhibit 3 attached hereto (the "Disclosure Schedule") and as a material inducement to the Purchaser, the Seller represents and warrants the following as of the Closing Date:

        3.1 Organization and Standing. BFC is a corporation duly organized, validly existing and in good standing under the laws of Canada. BFC has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. BFC is licensed or qualified as a foreign corporation and is in good standing in every state or other jurisdiction wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a material adverse effect on the Seller.

        3.2 Corporate Power. The Seller has now, and will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement and to sell the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

        3.3 Authorization. All corporate action on the part of the Seller, its officers, its board of directors (the "Board") and its stockholders necessary for the sale of the Shares pursuant hereto and the performance of the Seller's obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement shall constitute a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other similar laws affecting creditors' rights generally or general principles of equity whether asserted in a proceeding at law or in equity. The Shares, when sold and transferred in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, free of any liens or encumbrances, with all issuance and transfer taxes paid thereon. Assuming the accuracy of the Purchaser's representations in Section 4 hereof, the Shares, when sold and transferred in compliance with the terms of this Agreement will be sold and transferred in compliance with the registration and qualification requirements of all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Shares hereunder.

        3.4 Compliance With Other Instruments. The Seller is not in violation in any material respect of any term of its Charter, Bylaws, or of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment, order or decree to which the Seller is a party or by which the Seller or its assets are bound, or, to its knowledge, any statute, rule or regulation applicable to the Seller. The execution, delivery and performance of and compliance with this Agreement and the sale and transfer of the Shares pursuant hereto will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under the Seller's Charter or Bylaws or any of the Seller's material agreements or, to the best of the Seller's knowledge, any material order, statute, rule or regulation applicable to the Seller.

        3.5 Capitalization. The Company has authorized capital stock consisting solely of three thousand (3,000) shares of Common Stock. There are one thousand (1,000) shares of said Common Stock issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights and owned of record and beneficially by the Seller and Purchaser. There are no outstanding options, warrants, rights or other commitments to purchase or acquire the Shares. The Seller is not a party, nor is the Seller subject, to any agreement, contract or understanding that affects or relates to the voting with respect to any of the Shares or to the issuance, sale or transfer of the Shares.

        3.6 Good and Marketable Title. The Seller has good and valid title to the Shares in the amounts set forth in Exhibit 3.6, annexed hereto and made a part hereof, free and clear of all liens, options, claims, restrictions and encumbrances of any nature whatsoever (collectively referred to herein as "Claims and Encumbrances") and the transfer of the Shares from the Seller to the Purchaser pursuant to this Agreement will vest in the Purchaser good and marketable title in the Shares free and clear of any and all Claims and Encumbrances. No legend or other reference to any purported Claims and Encumbrances appears upon any certificate representing the Shares. None of the Shares was issued in violation of the Securities Act of 1933, as amended, or any other legal requirement whatsoever. At the Closing, the Seller shall deliver to the Purchaser such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to the Purchaser and its counsel, as shall be effective to convey and transfer to, and vest in, the Purchaser title to the Shares, free and clear of any Claims and Encumbrances.

        3.7 Ownership of BFC. The BFC Shareholders own of record and beneficially one hundred percent (100%) of the issued and outstanding capital stock of BFC (the "BFC Stock"), as set forth in Exhibit 3.7, annexed hereto and made a part hereof, all of which are duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights. There are no outstanding options, warrants, rights or other commitments to purchase any BFC Stock. There are no outstanding options, warrants, rights or other commitments to purchase or acquire any unissued or treasury shares of BFC Stock or other securities of BFC. BFC has no subsidiaries and does not own, directly or indirectly, any of the capital stock or other securities of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. The BFC Shareholders have good and valid title to the BFC Stock, free and clear of all liens, options, claims, restrictions and encumbrances of any nature whatsoever.

        3.8 Litigation. There is no action, suit, proceeding or investigation pending and known to the Seller or known and currently threatened against the Seller which questions the validity of this Agreement or the right of the Seller to enter into it or to consummate the transactions contemplated hereby, nor does the Company know of any basis for the foregoing.

        3.9 Governmental Consent. Based in part on the representations and warranties of the Purchaser in Section 4, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

        3.10 Disclosure. To its knowledge, the Seller has fully provided the Purchaser with all the written information which the Purchaser has requested for the purpose of deciding whether to purchase the Shares. None of this Agreement nor any other written statements, information or certificates made or delivered in connection herewith, contain any untrue statement of a material fact or, to the knowledge of the Seller, when taken as a whole, omits to state a material fact known to the Seller necessary to make the statements herein or therein not misleading.

        3.11 Brokers and Finders. The Purchaser has not, and will not incur, directly or indirectly, as a result of any action taken by the Seller, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

        4 Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations, warranties and covenants with and to the Seller:

        4.1 Risk. The Purchaser is aware that an investment in the Company is highly speculative and that there can be no assurance as to what, if any, return there may be on the Purchaser's investment in the Shares. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to evaluate the risks and merits of the proposed investment and reach an informed and knowledgeable decision to acquire the Shares. The foregoing however, does not limit or modify the representations and warranties of the Seller set forth in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

        4.2 Experience. The Purchaser has substantial experience in evaluating and investigating companies similar to the Company. As a result, the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protects its own interests. The Purchaser is an "accredited investor" for purposes of the Securities Act.

        4.3 No Public Market. The Purchaser understands that no public market now exists for any of the securities sold and transferred by the Seller and that the Seller has made no assurances that a public market will ever exist for the Company's securities.

        4.4 Authorization. This will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.5 Brokers and Finders. The Seller has not, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

        5 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Shares is subject to the fulfillment or waiver of the following:

        5.1 Representations and Warranties. The representations and warranties of the Seller contained in Section 3 hereof shall be true and correct on and as of the Closing Date in all respects with the same effect as though such representations and warranties had been made on and as of the Closing Date.

        5.2 International Distribution Agreement. The Seller shall have entered into an International Distribution Agreement with the Purchaser in substantially the form annexed hereto as Exhibit 1.3.

        5.3 Board Resignation. Each of the BFC Shareholders shall have submitted to the Company their immediately effective resignation from the Company's Board in substantially the form attached hereto as Exhibit 5.3 (the "Board Resignation") pursuant to Section 20 hereof.

        6 Conditions to Obligations of the Seller. The obligation of the Seller to sell the Shares to the Purchaser is subject to the fulfillment or waiver of the following.

        6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 hereof shall be true and correct on and as of the Closing Date in all respects with the same effect as though such representations and warranties had been made on and as of the Closing Date.

        7      Indemnification.

        7.1 Compensation and Indemnification by the Seller. Subject to all of the provisions of this Section 7, the Seller by its execution of this Agreement, jointly and severally hereby agrees to indemnify, defend with counsel reasonably satisfactory to the Purchaser, save and hold the Purchaser and any of its respective officers, directors, stockholders, employees, affiliates, and assignees (collectively, "indemnified persons" and individually, an "indemnified person") harmless from and against, and to compensate them for, any and all, demands, claims, actions, causes of action, assessments, damages, liabilities, losses, expenses, judgments or deficiencies of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (collectively, "Losses") received, incurred or sustained by an indemnified person which shall arise, in whole or in part, out of or result from any breach of any representation, warranty or covenant or non-fulfillment of any obligation of the Seller under this Agreement or under any exhibit, schedule, certificate or other document furnished in connection with this Agreement.

        7.2 Survival of Representations and Warranties. The representations, warranties, covenants and obligations of the Seller set forth in this Agreement shall survive any investigation at any time made by or on behalf of Purchaser and shall survive the Closing for three (3) years, notwithstanding the establishment of a shorter period by any applicable statute of limitations, the provisions of which are hereby waived, except that liability with respect to any representation, warranty, covenant or obligation as to which a claim, or notice of a proposed claim, is made within such three-year period shall continue until finally determined and paid. Any claim under this Section by an indemnified person must be made by written notice to the indemnifying party within said three-year period.

        8 Negative Covenant. The Seller will not become subject to any agreement or instrument, which by its terms would (under any circumstances) restrict the Seller's right to perform any of its obligations pursuant to the terms of this Agreement or the International Distribution Agreement.

        9 Legends. Each certificate for Shares transferred pursuant to this Agreement will be imprinted with a legend in substantially the following form, which legend shall also be imprinted on the certificate therefor issued to Purchaser to represent the Shares transferred to it:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

        10 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Seller without the prior written consent of the Purchaser.

        11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of laws provisions.

        12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

        13 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or to the Purchaser or to the Seller at the address set forth in the preamble above.

        14 Entire Agreement; Amendment; Waiver. This Agreement, the International Distribution Agreement, the Company's Shareholders' Agreement, the Asset and Technology Transfer Agreement, with their respective exhibits, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous communications. In the event of an inconsistency between this Agreement and the Company's Shareholders' Agreement or Asset and Technology Transfer Agreement, the terms of this Agreement shall control. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, modification, change, discharge or termination is sought. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default theretofore or thereafter occurring.

        15 Remedies. All remedies, either under this Agreement or by law or otherwise afforded to the parties, shall be cumulative and not alternative.

        16 Expenses. The Seller and the Purchaser shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

        17 Non-Compete. Except as contemplated by the International Distribution Agreement, the Seller hereby agrees to refrain from owning, operating, joining, controlling, participating in, or being connected as a partner, stockholder or otherwise with, any business or entity (other than the Company) which produces, manufactures, markets or distributes thermoplastic or thermoset composites which are based on the technology described in Exhibit 17(a) hereto, or produces, manufactures, markets, or distributes any products in the markets in Exhibit 17(b) hereto, directly or indirectly through any person or entity Seller controls, without the prior written consent of Purchaser, during the period beginning with the date hereof and ending on the first anniversary of the expiration of the International Distribution Agreement, or, if the International Distribution Agreement is terminated earlier, ending as follows: (i) if such earlier termination occurs during Year 1, then on the fifth anniversary of such earlier termination, (ii) if such earlier termination occurs during the first Subsequent Year (as defined in the International Distribution Agreement), then on the fourth anniversary of such earlier termination, (iii) if such earlier termination occurs during the second Subsequent Year, then on the third anniversary of such earlier termination, and (iv) if such earlier termination occurs during the third or later Subsequent Year, then on the second anniversary of such earlier termination. Seller further acknowledges that Purchaser will operate in global markets with respect to the business of producing thermoplastic and thermoset composites, so that a geographic limitation to this provision would create substantial injury to Purchaser. Seller believes that the period of time and the area herein specified are reasonable in view of the nature of the business in which Seller, the Company and Purchaser are engaged, the state of Purchaser's and the Company's business development and Seller's knowledge of the Company's and Purchaser's business. However if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion thereof, or both, as is deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as are adjudged to be reasonable.

        18 Modification of Shareholders Agreement.. The parties hereby agree that Sections 1, 4 and 5 of the Company's Shareholders' Agreement shall be terminated in their entirety by the signing of this Agreement and shall hereinafter be of no further force and effect.

        19 Modification of Asset and Technology Transfer Agreement. The parties hereby agree to modify section 1.5 (iii) of the Asset and Technology Transfer Agreement such that the final $500,000 payment shall be payable to BFC or its shareholders if one of the following conditions is met; (a) the Seller purchases the entire capacity of the Purchaser's plant or plants in Year 1 (as defined in the International Distribution Agreement, as defined herein), in which case payment will be made at the end of Year 1, or (b) the Seller purchases fifteen million (15,000,000) pounds or more of Product (as defined herein) in Year 1, in which case payment will be made when Purchaser has received payment with respect to such purchases of fifteen million (15,000,000) pounds of Product.

        For purposes of this Agreement, Product shall have the meaning set forth in the International Distribution Agreement by and between the parties, dated January 16, 2001, annexed hereto as Exhibit 1.3 (the "International Distribution Agreement").

        20 Board Resignation of the BFC Shareholders. Each of the BFC Shareholders hereby agrees to submit to the Company an executed Board Resignation prior to the Closing.

        The foregoing agreement is hereby executed under seal as of the date first written.

        B&F COMPOSITES, INC.                THERMO FIBERGEN INC.
        A Canadian corporation              A Delaware corporation



        By: __________________              By:___________________________
        Name:                               Name:
        Title:                              Title:


        BFC SHAREHOLDERS



        David W. Fielding




        Luigi Bagnoli

                                         EXHIBIT 1.3

                            (International Distribution Agreement)

                                          EXHIBIT 3

                                    (Disclosure Schedule)



No exceptions to representations and warranties of the Seller on page 2 paragraph 3 of the agreement signed December 27th, 2000.



                                         EXHIBIT 3.6

------------------------------------------------ -----------------------------------------------
Name                                             Number of Shares Owned of the Company
------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------
BFC                                              490
------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------
Thermo Fibergen Inc.                             510
------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------

------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------
Total:                                           1,000
------------------------------------------------ -----------------------------------------------






                                         EXHIBIT 3.7

------------------------------------------------ -----------------------------------------------
Name                                             Percentage of Shares Owned of BFC
------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------
David W. Fielding                                                      50
------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------
Luigi Bagnoli                                                          50
------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------

------------------------------------------------ -----------------------------------------------
------------------------------------------------ -----------------------------------------------
Total:                                                                100
------------------------------------------------ -----------------------------------------------






                                         EXHIBIT 5.3

TO: Board of Directors of NEXT Fiber Products Inc.


Effective upon the closing of the Stock Purchase Agreement, by and among Thermo
Fibergen Inc., B&F Composites, Inc., Mr. David W. Fielding and Mr. Luigi
Bagnoli, I, the undersigned, hereby resign from my position as a member of the Board of Directors of NEXT Fiber Products Inc.





Dated:  December 27, 2000                          __________________________________








                                        EXHIBIT 17(a)

Any formulation or product that contains

     At least 10% by weight of a thermoplastic or thermoset resin

     AND contains at least 5% by weight of a natural fiber

     AND such material may be
               - Extruded
               - OR injection molded
               - OR compression molded
               - OR blow molded






                                        EXHIBIT 17(b)

     Construction products, including, but not limited to:
                - Retaining walls
                - Sound walls
                - Fencing
                - Decking
                - Board walk
                - Railing
                - Docks
                - Paving blocks

     Building  products, including, but not limited to:
                - Siding
                - Ceiling panels
                - Bricks
                - Roofing tiles
                - Window frames
                - Doors and door frames

     Automotive parts

     Amusement park constructions

     Railroad ties

     T-bars

     Pallets


